Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statements No. 333-136868, No. 333-183298, No. 333-200037 and No. 333-258678 on Form S-8 of Crown Crafts, Inc. of our report, dated September 20, 2024, with respect to our audit of the financial statements of Baby Boom Consumer Products, Inc. as of December 31, 2023, and for the year then ended, which report is included in this Current Report on Form 8-K/A of Crown Crafts, Inc.

/s/ Marcum LLP

New York, New York

September 27, 2024